EXHIBIT 10.3

FIRST AMENDMENT TO 10% SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO 10% SECURED PROMISSORY NOTE (this “Amendment”) entered into as of July 9, 2021 (the “Amendment Effective Date”) is among Camber Energy, Inc, a Nevada corporation (the “Maker”) and the payee set forth on the signature page hereto (the “Payee”).

R E C I T A L S

A. On or about April 23, 2021, the Maker executed and delivered a Promissory Note in favor of the Payee in the Principal Amount of $2,500,000 (the “Note”).

B. The Maker and the Payee want to amend the Note, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Note. The Note shall be deemed to be amended effective as of the Amendment Effective Date so as:

(a) To extend the Maturity Date from December 11, 2022 to January 1, 2024; and

(b) To increase the conversion price in the second full paragraph on page 7 from $1.00 to $1.25 per share of Common Stock.

2. Acknowledgement. Maker hereby acknowledges and agrees that (a) Investor has at all times fully and completely complied with all of its obligations under the Note and all other agreements between Maker and Payee, and (b) all Delivery Notices and calculations provided by Maker to Payee with regard to Series C Convertible Preferred Stock were and are fully correct and accurate in all respects.

3. Ratification. Except as expressly provided herein, the Note and contemporaneous agreements, which are incorporated by reference as though set forth in full herein, are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Payee, constitute a waiver of any provision of any of the Note or any other agreements, or serve to effect a novation of the obligations thereunder. Except as expressly provided herein, the Note and all agreements between Maker and Payee shall continue in full force and effect and nothing herein shall act as a waiver of any of the Payee’s rights under any of the foregoing.

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4. General Release. Maker, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees (collectively, the "Releasing Parties") hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Payee and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the "Released Parties") from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to the Note or any agreements or transaction documents between Maker and Payee, the resale of Conversion Shares, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto (collectively, the "Released Claims"). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6. Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

MAKER: CAMBER ENERGY, INC.

By:
Name:	James A. Doris
Title:	Chief Executive Officer

PAYEE:

By:
Name:
Title:

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